Ex. B

Exhibit B

Form of Non-Foreign Person Certificate by Entity Transferor

CERTIFICATION OF NON-FOREIGN STATUS
PURSUANT TO TREASURY REGULATIONS SECTION 1.1445-2(b)(2)(iv)(B)

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform HOLLISTER & BLACKSMITH, INC., a Colorado corporation dba AMERICAN CANNABIS COMPANY, a wholly owned subsidiary of AMERICAN CANNABIS COMPANY, INC., a Delaware corporation as transferee, that withholding of tax is not required upon the disposition of a U.S. real property interest by MEDIHEMP, LLC SLAM ENTERPRISES, LLC, MEDICAL CANNABIS CAREGIVERS, INC., Colorado limited liability companies (the “Company”), the undersigned hereby certifies the following on behalf of the Company:

1. The Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder);

2. The Company is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Treasury Regulations;

3. The Company’s U.S. employer identification number are: MediHemp, LLC’s EIN number is #270962895, Slam Enterprises, LLC’s EIN number is #272541168, Medical Cannabis Caregivers, Inc.’s number is #271167115; and

4. The Company’s office address is 1221 Hermosa Way, Colorado Springs, CO 80905.

The Company understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the Company.

Executed as of March 11, 2021

MEDIHEMP, LLC,

SLAM ENTERPRISES, LLC,

MEDICAL CANNABIS CAREGIVERS, INC.

By:________________________
Name: Scott Saunders
Title: Director, Authorized Signatory